                                                                   EXHIBIT 10.13




                                PROMISSORY NOTE



$28,500,000                                                    FEBRUARY 28, 1997
NEW YORK, NEW YORK


                 FOR VALUE RECEIVED, the undersigned, Smith Acquisition Company, a Delaware corporation ("Subsidiary"), does hereby promise to pay to the order of STC Broadcasting, Inc., a Delaware corporation ("Parent"), at its offices located at 546 15th Ave., N.E., St. Petersburg, Florida 33704, in lawful money of the United States, the original principal sum of Twenty-Eight Million Five Hundred Thousand and No/100 Dollars ($28,500,000), together with interest on the principal balance from time to time remaining unpaid, at the rate herein provided. The obligations of payment of principal and interest hereunder are hereinafter referred to as the "Indebtedness" and this Promissory
Note is hereinafter referred to as this "Note".


                 1. Payment of Interest. (a) Subsidiary promises to pay interest on the unpaid principal amount of this Note at an interest rate per annum equal to the same rate of interest specified for Term Loans made pursuant to Section 2.12 of that certain Credit Agreement dated as of February 28, 1997 (the "Credit Agreement"), among STC Broadcasting, Inc., the Lenders party thereto from time to time, NationsBank of Texas, N.A., as Documentation Agent, and the Chase Manhattan Bank, as Administrative Agent (capitalized terms used herein and not defined are used herein as defined in the Credit Agreement).

                 (b) Interest shall be due and payable at the end of each calendar month occurring during the term of this Note.

                 (c) If any payment of Indebtedness on this Note shall become due on a Saturday, Sunday or other day on which banks in New York, New York are legally closed, such payment shall be made on the next succeeding business day.

                 2. Payment of Principal. Principal on this Note, together with all accrued but unpaid interest thereon, shall be due and payable on the demand of Parent.

                 3. Prepayment. Subsidiary shall be entitled to prepay, in full or in part, without penalty, all sums due under this Note.

                 4. Remedies. Upon default in the payment of the amounts due hereunder which has not been remedied within 10 days of notice given by Parent to Subsidiary, then Parent may, at its sole discretion, declare the principal of this Note, together with all accrued and unpaid interest thereon, to be immediately due and payable, and the same shall become and be due and payable, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, and Parent may exercise all other remedies available, at law, in equity or hereunder.

                 5. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York.

                 EXECUTED as of the date set forth on the first page of this Note.



                                        Smith Acquisition Company, a Delaware
                                        corporation


                                        By: /s/ DAVID A. FITZ
                                           -------------------------------------
                                        Name:   David A. Fitz
                                             -----------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------



STC BROADCASTING, INC.


By: /s/ DAVID A. FITZ
   -----------------------------------
Name:   David A. Fitz
     ---------------------------------
Title:  Senior Vice President
      --------------------------------


Pay to the order of


--------------------------------------




                                       3